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                                                                    Exhibit 23.7
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                        CONSENT OF INDEPENDENT AUDITORS
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     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc., of our report dated April 22, 1997, with respect to the financial statements of Apex Waste Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 31, 1997 (as amended on Form 8-K/A filed May 15, 1997 and July 10, 1997), filed with the Securities and Exchange Commission.



                              /s/ Daniel P. Irwin and Associates P.C.

                              Daniel P. Irwin and Associates P.C.

Strafford-Wayne, Pennsylvania
July 29, 1997